Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Banco Santander, S.A.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Non-Step-Up Non- Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities	457(r)	$1,150,000,000	100.000%	$1,150,000,000	$147.60 per $1,000,000(2)	$169,740

Fees to Be Paid	Debt	Non-Step-Up Non- Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities	457(r)	$1,350,000,000	100.000%	$1,350,000,000	$147.60 per $1,000,000(2)	$199,260

	Equity	Ordinary Shares, par value €0.50 per share(3)	457(i)	(3)	(3)	(3)	(4)	(4)

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$2,500,000,000		$369,000

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$369,000

(1)	Calculated in accordance with Rule 457(r) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.
(3)

Includes an indeterminate number of ordinary shares (the “Ordinary Shares”), par value €0.50 per share of Banco Santander, S.A. issuable upon conversion of the non-step-up non-cumulative contingent convertible perpetual preferred tier 1 securities (the “Notes”).

(4)

Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the Ordinary Shares issuable upon conversion of the Notes because no additional consideration will be received in connection with the conversion of the Notes.